Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

May 31, 2019

Spherix Incorporated
One Rockefeller Plaza, 11th Floor

New York, New York 10020

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Spherix Incorporated, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (File No. 333-222488) (the “Registration Statement”), the base prospectus dated January 9, 2018 (the “Base Prospectus”), and the prospectus supplement dated May 31, 2019 (the “Prospectus Supplement”, and collectively with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of up to 221,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) (the “Common Stock”) and pre-funded warrants to purchase up to 86,692 shares of Common Stock (the “Warrants”). The Shares, the Warrants and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are covered by the Registration Statement and we understand that the Shares, the Warrants and the Warrant Shares are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below, including that certain Securities Purchase Agreement, dated May 29, 2019, by and between the Company and the purchaser thereto. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable; (ii) the Warrants have been duly authorized and, when paid for, executed and delivered as described in the Prospectus, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) the Warrant Shares have been duly authorized and, when issued and paid for upon the exercise of the Warrants in accordance with their terms and the terms of the Warrant, such Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated May 31, 2019, which is incorporated by reference in the Prospectus. We also consent to the reference of our firm under the caption “Legal Matters” in the Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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